Exhibit 24.2

CERTIFIED RESOLUTION

FURTHER RESOLVED, that each officer and director of the Corporation who may be required to execute the Registration Statement (whether on behalf of the Corporation, as an officer or director of the Corporation or as a trustee or representative of the Savings Plan) hereby is authorized to execute a power of attorney nominating, constituting and appointing Kelly S. King, Christopher L. Henson, Daryl N. Bible and Robert J. Johnson, Jr., or any one of them severally, to be his or her true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution, to sign in his or her name and on his or her behalf in any and all capacities, and to file with the SEC the Registration Statement and to file any and all amendments, including post-effective amendments on Form S-8 or other appropriate form, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to comply with the provisions of the Securities Act and all requirements of the SEC; and

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THIS IS TO CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of BB&T Corporation on the 25th day of August, 2015.

By:	/s/ Robert J. Johnson, Jr.
Robert J. Johnson, Jr.
Secretary